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MAJESCO SHIFTS RELEASE OF 'ADVENT RISING'
Friday July 16, 7:20 am ET

EAGERLY AWAITED SCI-FI ADVENTURE SCHEDULED FOR FIRST QUARTER OF NEXT YEAR

COMPANY REITERATES 2004 FISCAL YEAR GUIDANCE

EDISON, N.J.--(BUSINESS WIRE)--July 16, 2004--Majesco Holdings Inc., a leading publisher and distributor of interactive entertainment products, today announced it has shifted the release date of their highly anticipated sci-fi video game, Advent Rising, to the first calendar quarter of 2005.

Majesco also announced that due to the strong retail performance of its Game Boy(R) Advance and Game Boy(R) Advance Video lineup; the upcoming release of its TV Arcade products and holiday line-up, including the action/horror sequel, BloodRayne 2, the Company remains confident in its previously announced guidance of net revenues in the range of $100 to $110 million, and operating income between $12 to $15 million for its 2004 fiscal year.

"We are taking advantage of our strong fourth quarter line-up to allow Advent to fully realize all aspects of its franchise potential," said Jesse Sutton, Chief Executive Officer of Majesco. "This change in strategy also enables us to free the game from what we expect to be an overcrowded holiday season so that we can maximize the impact of our marketing campaign."

One of the most popular titles emerging from the industry's annual Electronic Entertainment Expo, Advent Rising is the first in an epic trilogy of sci-fi action games for the Xbox(R) video game system from Microsoft and PC. Working with award-winning science fiction author Orson Scott Card, developer GlyphX Games has created a gripping adventure that thrusts gamers into a continuously evolving series of sequences and events that unfold in an incredible intergalactic saga. In Advent Rising, players make decisions that effect not only what they experience in the first game, but the entire Advent trilogy.

Additional information about Advent Rising and the critically acclaimed "making the game" documentary is located at www.adventtrilogy.com.


About Majesco

Established in 1986 and headquartered in Edison, NJ, with offices in the United Kingdom, Majesco Holdings Inc., operating through its wholly owned subsidiary, Majesco Sales Inc., is a leading developer, publisher and distributor of interactive entertainment products for the Xbox(R) video game system from Microsoft, Sony PlayStation(R)2 computer entertainment system, and Nintendo GameCube(TM) and Game Boy(R) Advance systems, as well as the personal computer. The Company's 2004 lineup includes BloodRayne 2, the sequel to its popular action/horror series, and the launch of its Game Boy(R) Advance Video product line, which utilizes the Company's proprietary video compression technology to enable consumers to view commercial-grade video on a standard Nintendo Game Boy Advance system. Advent Rising, the first in a trilogy of action/adventure games, will ship to stores in 2005. More information about our Company can be found online at www.majescogames.com.


Safe Harbor

Certain statements contained herein are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by reference to a future period(s) or by the use of forward-looking terminology, such as "may," "will," "intend," "should," "expect," "anticipate," "estimate" or "continue" or the negatives thereof or other comparable terminology. The Company's actual results could differ materially from those anticipated in such forward-looking statements due to a variety of factors. These


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factors include but are not limited to, the demand for our products; competitive factors in the businesses in which we compete; continued consumer acceptance of the gaming platforms on which our products operate and our products; fulfillment of orders preliminarily made by customers; adverse changes in the securities markets and the availability of and costs associated with sources of liquidity. The Company does not undertake, and specifically disclaims any obligation, to release publicly the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.


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Contact:
     Majesco
     Financial:
     Jan E. Chason, 732-225-8910
     Jchason@majescosales.com
      or
     HighWater Group
     Media:
     Laura Heeb, 212-338-0077 x. 307
     laura@highwatergroup.com